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                     [MORRISON & FOERSTER LLP LETTERHEAD]



                                April 30, 2002


Barclays Global Investors Funds
111 Center Street
Little Rock, AR  72201


     Re:  Shares of Common Stock of Barclays Global Investors Funds
          ---------------------------------------------------------

Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 33 and Amendment No. 37 to the Registration Statement on Form N-1A (SEC File Nos. 33-54126 and 811-7332) (the "Registration Statement") of Barclays Global Investors Funds (the "Trust") relating to the registration of an indefinite number of shares of common stock of the Trust (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit (i) to the Registration Statement.

     We have examined documents relating to the organization of the Trust and its series and the authorization and issuance of shares of its series. We have also verified with the Trust's transfer agent the maximum number of shares issued by the Trust during the fiscal year ended December 31, 2001 for the Asset Allocation, Bond Index, Institutional Money Market, Money Market and S&P 500 Stock Funds.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Trust has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses, the Shares will be validly issued, fully paid and nonassessable by the Trust.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Statements of Additional Information, which are included as part of this Registration Statement.

                              Very truly yours,

                              /s/ MORRISON & FOERSTER LLP

                              MORRISON & FOERSTER LLP